SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On February 24, 2012, Biozone Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a purchaser (the “Buyer”) pursuant to which the Company sold (i) $1,700,000 of its 10% secured convertible promissory note (the “Note”) due two years from the date of issuance (the “Maturity Date”) and (ii) warrants (the “Warrants”) to purchase 8,500,000 shares of the Company’s common stock at an exercise price of $0.40 per share for gross proceeds to the Company of $1,700,000. On February 28, 2012 and February 29, 2012, the Company sold an additional $600,000 of its Notes and issued Warrants to purchase an additional 3,000,000 shares of the Company’s common stock to additional Buyers for gross proceeds to the Company of $600,000.

The entire principal amount and any accrued and unpaid interest on the Notes shall be due and payable in cash on the Maturity Date.  The Notes bear interest at the rate of 10% per annum.  The Notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.20 per share, subject to adjustment.  The Company may prepay any outstanding amount due under the Notes, in whole or in party, prior to the Maturity Date.  The Notes are subject to certain “Events of Defaults” which could cause all amounts due and owing thereunder to become immediately due and payable. Among other things, the Company's failure to pay any accrued but unpaid interest when due, the failure to perform any obligation under the Transaction Documents (as defined herein) or if any representation or warranty made by the Company in connection with the Transaction Documents shall prove to have been incorrect in any material respect, shall constitute an Event of Default under the Transaction Documents.

The Warrant is immediately exercisable and expires ten years after the date of issuance.  The Warrant has an initial exercise price of $0.40 per share.   The Warrant is exercisable in cash or, while a registration statement covering the shares of Common Stock issuable upon exercise of the Warrant, or an exemption from registration, is not available, by way of a “cashless exercise”.

The Company is prohibited from effecting a conversion of the Notes or exercise of the Warrants, to the extent that as a result of such conversion or exercise, the Buyer would beneficially own more than 4.99% (subject to waiver) in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of such Note or exercise of such Warrant, as the case may be.

In connection with the sale of the Notes and the Warrants, the Company and the collateral agent for the Buyers entered into a Pledge and Security Agreement (the “Security Agreement” and, collectively with the Securities Purchase Agreement, the Note and the Warrant, the “Transaction Documents”) pursuant to which all of the Company’s obligations under the Notes are secured by a first priority perfected security interest in all of the tangible and intangible assets of the Company, including all of its ownership interest in its subsidiaries.

The Company has granted the Buyers “piggy-back” registration rights with respect to the shares of common stock underlying the Notes and the shares of common stock underlying the Warrants, for a period of twelve (12) months from the date of closing.

The Company used proceeds from the sale of the Notes to repay amounts owed under outstanding promissory notes issued by the Company and for general working capital purposes.

The Notes and the Warrants were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2012, the Board of Directors of the Company appointed Elliot Maza, its current Chief Executive Officer and Chief Financial Officer, as a director of the Company.

Mr. Maza was appointed as our Interim Chief Executive Officer, Chief Financial Officer and Secretary on May 16, 2011.  Mr. Maza was appointed as our Chief Executive Officer on August 2, 2011.  From May 2006 until the present time, Mr. Maza has served in several management positions at Intellect Neurosciences, Inc., a biotechnology company focused on the development of therapeutics for Alzheimer’s disease.  Mr. Maza served as the Executive Vice President of Intellect Neurosciences, Inc. from May 2006 to March 2007, as President from March 2007 until October 2011, and as Chief Financial Officer from May 2006 through the present time.  Mr. Maza was also appointed to the board of directors of Intellect Neurosciences, Inc. on June 26, 2007.  From December 2003 to May 2006, Mr. Maza served as Chief Financial Officer of Emisphere Technologies, Inc., a biopharmaceutical company specializing in oral drug delivery. He was a partner at Ernst and Young, LLP from March 1999 to December 2003. During the period from May 1989 to March 1999, Mr. Maza served as an Associate and subsequently Vice President in the Fixed Income divisions of Goldman Sachs, Inc. and JP Morgan Securities, Inc. Mr. Maza practiced tax and corporate law at Sullivan and Cromwell in New York from September 1985 to April 1989. Mr. Maza has served on the Board of Directors and as Chairman of the Audit Committee of several biotech and pharmaceutical companies. Mr. Maza received his B.A. degree from Touro College in New York and his J.D. degree from the University of Pennsylvania Law School. He is a licensed C.P.A. and a member of the Bar in the states of New York and New Jersey.  Mr. Maza has been chosen to be a director of the Company based on his general industry experience.

There are no arrangements or understandings between Mr. Maza and any other persons pursuant to which Mr. Maza was named a director of the Company. Mr. Maza does not have a family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Other than as set forth herein, Mr. Maza does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description

10.1 10.2 10.3 10.4	Form of Subscription Agreement Form of Note Form of Warrant Security and Stock Pledge Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: March 1, 2012	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and Chief Financial Officer